SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 WORLDCOM, INC.
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             (Exact name of Registrant as Specified in its Charter)

                                     Georgia
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                    (State of Incorporation or Organization)

                                   58-1521612
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                      (I.R.S. Employer Identification no.)

515 East Amite Street, Jackson, Mississippi                           39201-2702
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 (Address of principal executive offices)                             (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
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                 None                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

       Series A 8% Cumulative Convertible Preferred Stock, $0.01 Par Value
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                                (Title of class)

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Item 1. Description of Registrant's Securities to be Registered

     The description of the Series A 8% Cumulative Convertible Preferred Stock, par value $0.01 per share, of WorldCom, Inc. (the "Registrant") set forth under the caption "Description of WorldCom Capital Stock" in the Prospectus filed by the Registrant with the Securities and Exchange Commission on November 13, 1996, as part of its Registration Statement on Form S-4 (Registration
No. 333-16015) (the "Form S-4"), as amended from time to time, is hereby incorporated by reference in answer to this item.


Item 2. Exhibits

     The following exhibits which have been filed as exhibits in the Form S-4 are hereby incorporated by reference as exhibits in answer to this item.

     1. Amended and Restated Articles of Incorporation of the Registrant (including preferred stock designations) as of September 15, 1993, as amended by Articles of Amendment dated May 25, 1995 (incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed by the Registrant (File No. 0-11258) for the year ended June 30, 1996).

     2. Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant dated May 23, 1996 (incorporated herein by reference to Exhibit 3(ii) to the Quarterly Report on Form 10-Q filed by the Registrant (File No. 0-11258) for the year ended June 30, 1996).

     3. Terms of Series A 8% Cumulative Convertible Preferred Stock, par value $0.01 per share (attached as Appendix VIII to the Joint Proxy Statement/Prospectus included in the Form S-4 and incorporated by reference therein as Exhibit 4.3).

     4. Bylaws of the Registrant (filed as Exhibit 4.7 of the Form S-4).

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
                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 13, 1996                WORLDCOM, INC.

                                        By: /s/ Scott D. Sullivan
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                                            Name: Scott D. Sullivan
                                            Title: Chief Financial Officer

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